                             ARTICLES SUPPLEMENTARY
                                       OF
                         THE HARTFORD MUTUAL FUNDS, INC.

        The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue thirteen billion (13,000,000,000), shares of $0.001 par value common stock, having an aggregate par value of thirteen million dollars ($13,000,000), as listed below:

                                            CLASS A      CLASS B        CLASS C        CLASS Y
             SERIES                         SHARES       SHARES         SHARES         SHARES
             ------                         ------       ------         ------         ------
The Hartford Advisers Fund               375,000,000   175,000,000    110,000,000    100,000,000

The Hartford Capital Appreciation        285,000,000   175,000,000    110,000,000     50,000,000
Fund

The Hartford Capital Preservation        285,000,000    75,000,000    200,000,000    100,000,000
Fund

The Hartford Disciplined Equity          125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Dividend and Growth         325,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Equity Income Fund          125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Focus Fund                  125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Focus Growth Fund           125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Global Communications       125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Global Financial            125,000,000    75,000,000     50,000,000     50,000,000
Services Fund

The Hartford Global Health Fund          125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Global Leaders Fund         125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Global Technology Fund      125,000,000    75,000,000     50,000,000     50,000,000

The Hartford High Yield Fund             125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Income Fund                 125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Inflation Plus Fund         155,000,000   105,000,000     90,000,000     50,000,000

The Hartford International Capital       125,000,000    75,000,000     50,000,000     50,000,000
Appreciation Fund

The Hartford International               125,000,000    75,000,000     50,000,000     50,000,000
Opportunities Fund

The Hartford International Small         125,000,000    75,000,000     50,000,000     50,000,000
Company Fund

The Hartford MidCap Fund                 225,000,000    75,000,000    110,000,000     50,000,000

The Hartford MidCap Value Fund           125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Money Market Fund         1,200,000,000   500,000,000    500,000,000    500,000,000

The Hartford Principal Protection        125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Short Duration Fund         125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Small Company Fund          125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Stock Fund                  125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Tax-Free California         125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Tax-Free New York Fund      125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Total Return Bond Fund      125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Value Fund                  125,000,000    75,000,000     50,000,000     50,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to sixteen billion (16,000,000,000) shares having an aggregate par value of sixteen million dollars ($16,000,000), as classified below:

                                            CLASS A      CLASS B        CLASS C        CLASS Y
             SERIES                         SHARES       SHARES         SHARES         SHARES
             ------                         ------       ------         ------         ------
The Hartford Advisers Fund               375,000,000   175,000,000    110,000,000    100,000,000

The Hartford Capital Appreciation        285,000,000   175,000,000    110,000,000     50,000,000
Fund

The Hartford Capital Preservation        285,000,000    75,000,000    200,000,000    100,000,000
Fund
The Hartford Disciplined Equity          125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Dividend and Growth         325,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Equity Income Fund          125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Focus Fund                  125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Focus Growth Fund           125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Global Communications       125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Global Financial            125,000,000    75,000,000     50,000,000     50,000,000
Services Fund

The Hartford Global Health Fund          125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Global Leaders Fund         125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Global Technology Fund      125,000,000    75,000,000     50,000,000     50,000,000

The Hartford High Yield Fund             125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Income Fund                 125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Inflation Plus Fund         155,000,000   105,000,000     90,000,000     50,000,000

The Hartford International Capital       125,000,000    75,000,000     50,000,000     50,000,000
Appreciation Fund

The Hartford International               125,000,000    75,000,000     50,000,000     50,000,000
Opportunities Fund

The Hartford International Small         125,000,000    75,000,000     50,000,000     50,000,000
Company Fund

The Hartford MidCap Fund                 225,000,000    75,000,000    110,000,000     50,000,000

The Hartford MidCap Value Fund           125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Money Market Fund         1,200,000,000   500,000,000    500,000,000    500,000,000

The Hartford Principal Protection        125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Short Duration Fund         125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Small Company Fund          125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Stock Fund                  125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Tax-Free California         125,000,000    75,000,000     50,000,000     50,000,000
Fund

The Hartford Tax-Free New York Fund      125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Total Return Bond Fund      125,000,000    75,000,000     50,000,000     50,000,000

The Hartford Value Fund                  125,000,000    75,000,000     50,000,000     50,000,000

                                  CLASS A      CLASS B        CLASS C       CLASS Y    CLASS
       SERIES                     SHARES       SHARES         SHARES        SHARES     SHARES
       ------                     ------       ------         ------        ------     ------
The Hartford Aggressive        100,000,000    50,000,000   50,000,000    50,000,000   50,000,000
Growth Allocation Fund

The Hartford Balanced          100,000,000    50,000,000   50,000,000    50,000,000   50,000,000
Allocation Fund

The Hartford Conservative      100,000,000    50,000,000   50,000,000    50,000,000   50,000,000
Allocation Fund

The Hartford Growth            100,000,000    50,000,000   50,000,000    50,000,000   50,000,000
Allocation Fund

The Hartford Income            100,000,000    50,000,000   50,000,000    50,000,000   50,000,000
Allocation Fund

The Hartford DCA Money                                                               300,000,000
Fund Series I

The Hartford DCA Money                                                               300,000,000
Fund Series II

The Hartford DCA Money                                                               300,000,000
Fund Series III

The Hartford DCA Money                                                               300,000,000
Fund Series IV

The Hartford DCA Money                                                               300,000,000
Fund Series V

THIRD: Shares of the Corporation's Class A, B, C, D and Y common stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: At a meeting on November 4, 2003 and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board authorized the increase in the total number of shares of capital stock that the Corporation has authority to issue, in order to allocate additional shares to 10 new series of the Corporation.

IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 10th day of March 2004.

                                                 The Hartford Mutual Funds, Inc.
Attest:
                                                 By:/s/ Kevin J. Carr
                                                    ----------------------------
/s/ Daniel E. Burton                                    Kevin J. Carr
-----------------------------                           Vice President
Daniel E. Burton
Assistant Secretary

I, Kevin J. Carr, Vice President of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                                 /s/ Kevin J. Carr
                                                 -------------------------------
                                                 Kevin J. Carr